Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kenneth L. Londoner, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of BioSig Technologies, Inc. on Form 10-Q for the fiscal quarter ended March 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of BioSig Technologies, Inc.

	By:	/s/ KENNETH L. LONDONER
Date: April 15, 2019	Name:	Kenneth L. Londoner
	Title:	Chairman & Chief Executive Officer (Principal Executive Officer)

I, Steven Chaussy, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of BioSig Technologies, Inc. on Form 10-Q for the fiscal quarter ended March 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of BioSig Technologies, Inc.

	By:	/s/ STEVEN CHAUSSY
Date: April 15, 2019	Name:	Steven Chaussy
	Title:	Chief Financial Officer (Principal Accounting Officer)